SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 13, 2002

Date of report (Date of earliest event reported)

BIG BUCK BREWERY & STEAKHOUSE, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	0-20845	38-3196031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 South Wisconsin Street

Gaylord, Michigan 49734

(Address of Principal Executive Offices, including Zip Code)

(989) 731-0401

(Registrant’s Telephone Number, including Area Code)

ITEM 5                                                        Other Events

Delisting Notice

On August 14, 2002, Big Buck received a Nasdaq Staff Determination indicating that it fails to comply with the $1.00 minimum bid price requirement for continued listing set forth in Marketplace Rule 4310(c)(4), and that its securities are, therefore, subject to delisting from The Nasdaq SmallCap Market.  Big Buck has requested a hearing before a Nasdaq Listings Qualification Panel to review the Staff Determination.  There can be no assurance that the Panel will grant Big Buck’s request for continued listing.  For further information, please refer to the press release attached hereto as Exhibit 99.1, which is incorporated by reference herein.

Legal Proceedings

On August 13, 2002, Big Buck settled the lawsuit and arbitration proceeding initiated by Knoebel Construction, Inc., the general contractor of the Grapevine unit, against Buck & Bass, L.P., BBBP Management Company, Bass Pro Outdoor World, L.L.C., St. Paul Fire & Marine Insurance Company, Grapevine II, L.P. and Big Buck.  Pursuant to a mutual release and settlement agreement, Knoebel terminated the lawsuit and the arbitration proceeding and Big Buck paid Knoebel $825,000 on behalf of Buck & Bass.  Big Buck funded the settlement by using a portion of the proceeds of the loan it received in the first quarter of 2002 from United Bank and Trust Company.  For further information, please refer to the press release attached hereto as Exhibit 99.2, which is incorporated by reference herein.

ITEM 7                   Financial Statements, Pro Forma Financial Information and Exhibits

(c)                                  Exhibits.

99.1                           Press release dated August 15, 2002.

99.2                           Press release dated August 15, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on August 16, 2002.

BIG BUCK BREWERY & STEAKHOUSE, INC.

By:	/s/	Anthony P. Dombrowski
Anthony P. Dombrowski
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated August 15, 2002.
99.2	Press release dated August 15, 2002.